UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2007 (September 28, 2007)

UKARMA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-140633	68-048-2472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

520 Broadway, Suite 350 Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 998-8909

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by uKarma Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

Video Distribution Agreement

On September 28, 2007, the Company entered into a Video Distribution Agreement with Northern Response International Limited (“Northern Response”) that is dated September 25, 2007 (“Agreement”).

Under the Agreement, the Company granted to Northern Response an exclusive right and license to broadcast certain infomercials produced by the Company (“Infomercials”), and a non-exclusive right to use certain of the Company’s trademarks (“Trademarks”) and market, distribute, and sub-license the Infomercials and Trademarks worldwide, except for the United States and its territories, commonwealths, and possessions (the “Territory”). The Company also granted to Northern Response the exclusive right and license to market, distribute, and sub-license certain of the Company’s video and audio programs (“Programs”) in the Territory, in any physical home video format through all distribution channels excluding the Internet. “Infomercials”, “Trademarks”, and “Programs” are defined in the Business Terms Schedules of the Agreement.

For each Program that Northern Response orders from the Company under the Agreement, Northern Response is to pay the Company 50% of the wholesale price in advance and 50% of the wholesale price prior to pickup in U.S. dollars. For distribution in Canada, the wholesale price is $16.50 per Program, and the wholesale price for distribution in all other areas of the Territory is $14.50 per Program. Northern Response expects to sell 1,385,000 units in the Territory annually.

The term of the Agreement starts on October 15, 2007, and the Agreement expires on February 14, 2008. The Agreement will automatically renew for an additional four (4) months unless the Company provides Northern Response with thirty (30) days’ prior written notice of termination.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Video Distribution Agreement, dated as of September 25, 2007, by and between uKarma Corporation and Northern Response International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UKARMA CORPORATION
(Registrant)

Date: October 4, 2007	By:	/s/ Bill Glaser
Bill Glaser
Chief Executive Officer